UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 7.01.  Regulation FD Disclosure

Alaska Air Group, Inc (Air Group) continues to experience demand that is significantly below normal levels as a result of the COVID-19 outbreak. Air Group remains committed to the health and safety of our guests and employees, and remains focused on building liquidity and dramatically reducing cash burn rate.

April 2020 flown capacity was approximately 78% below April 2019 levels, with approximately 15% load factor. May 2020 flown capacity was approximately 79% below May 2019 levels, with approximately 40% load factor. Reflecting the modest week over week improvements in demand, we plan to reduce June capacity 70% to 75% from prior year levels.

On May 22, 2020, we obtained $88 million in secured financing. We are working with the U.S. Treasury to finalize terms for McGee Air Services’ (McGee) participation in the Payroll Support Program (PSP) made available under the Coronavirus Aid, Relief and Economic Security (CARES) Act, and anticipate that McGee will be eligible to receive approximately $29 million in PSP funding. We have also applied for $1.1 billion in federal loan funding through a separate program authorized under the CARES Act, and continue to work with the U.S. Treasury on the terms of that funding. As of June 1, 2020, Air Group had cash and short-term investments, of approximately $2.8 billion. This balance excludes any cash and short-term investments held at McGee and ASA Assurance, Inc.

Our cash burn measurement includes all operating cash receipts and disbursements, such as cash from bookings net of refunds, other operational cash in (loyalty, cargo, etc.), offset by all cash expenditures including debt service and capital expenditures. Cash burn excludes financing raised or payroll support funding. Air Group’s cash burn rate for May was approximately $170 million, or $5.5 million per day. We continue to expect to achieve a $200 million per month cash burn rate in June, and remain focused on reducing it to zero by year end.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: June 2, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller